EXHIBIT 10.3

AMENDED AND RESTATED RESTRICTED STOCK UNIT AGREEMENT

This AMENDED AND RESTATED RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) dated December 22, 2008, is made by and between Avatar Holdings Inc., a Delaware corporation (the “Company”), and Michael F. Levy (the “Participant”), and amends and restates in their entirety and consolidates the three Restricted Stock Unit Agreements, by and between the Company and the Participant, each dated April 15, 2005 (each, an “Original Agreement” and collectively, the “Original Agreements”) that specify a minimum price of $65.00 per share, $72.50 per share and $80.00 per share, respectively, in the Hurdle Price Condition (as defined in the respective Original Agreement).

W I T N E S S E T H

WHEREAS, under the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as the same has been or may be amended, restated, modified or supplemented (the “Plan”), the Company has granted the Participant an aggregate of 75,000 Performance Conditioned Restricted Stock Units (“Units”) pursuant to the Original Agreements;

WHEREAS, capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan;

WHEREAS, as of the date hereof the Hurdle Price Condition (as defined in each Original Agreement) has been satisfied for all the Units;

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to convert the Units, as of the date hereof, into an equal number of shares of Common Stock, subject to the terms, conditions and restrictions of the Plan and this Agreement, provided that the Participant makes an effective 83(b) Election (as defined herein) for such shares;

WHEREAS, the Participant has agreed to make an effective 83(b) Election (as defined herein), and the Committee has determined to vest a number of shares to be withheld by the Company having a value approximately equal to the tax withholding amount required as a result of the 83(b) Election, at the employer’s minimum statutory withholding rates applicable to the Participant;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree that the Original Agreements are amended and restated in their entirety, and are consolidated, as follows:

1. CONVERSION OF UNITS TO RESTRICTED STOCK; CERTIFICATES.

(a) The Committee hereby converts the Units into 75,000 shares of Common Stock as of the date hereof, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth (the “Restricted Stock”).

(b) The certificate or certificates for shares of Common Stock representing the Restricted Stock shall be issued by the Company and shall be registered in the name of the Participant on the stock transfer books of the Company promptly following execution of this Agreement by the Participant, except that no certificate need be issued with respect to the shares to be vested in connection with the 83(b) Election described in Section 3 hereof. Such certificate or certificates shall bear, until the shares of Restricted Stock vest, a legend substantially in the following form:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS ON TRANSFER) SET FORTH IN AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN (2005 RESTATEMENT), AS THE SAME HAS BEEN OR MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED, AND THAT CERTAIN AMENDED AND RESTATED RESTRICTED STOCK UNIT AGREEMENT, AS THE SAME MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED, BETWEEN AVATAR HOLDINGS INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR SUCH OWNER’S PREDECESSOR IN INTEREST), WHICH AGREEMENT IS BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SUCH SHARES. SUCH PLAN AND AGREEMENT ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF AVATAR HOLDINGS INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SUCH SHARES UPON REQUEST.

2. TERMS AND CONDITIONS. The Restricted Stock evidenced by this Agreement is subject to the following terms and conditions:

(a) Until shares of unvested Restricted Stock vest or forfeit:

(i)	the Participant shall have all rights of a stockholder with respect to such unvested shares of Restricted Stock (including, without limitation, voting rights), subject to Section 2(d) hereof and except as otherwise provided herein; and

(ii)	the certificate or certificates evidencing unvested shares of Restricted Stock shall be held in the custody of the Company and remain in the Company’s possession and control.

(b) On the date hereof, the Participant shall deliver to the Secretary of the Company a duly-executed blank stock power in a form acceptable to the Company, which shall be effective as to the certificate or certificates representing unvested Restricted Stock. The Participant also agrees to deliver to the Company from time to time such other documents or instruments as it may reasonably request.

(c) Until shares of Restricted Stock vest, unvested shares of Restricted Stock and any interest of the Participant therein may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of. Any attempt to transfer unvested Restricted Stock in contravention of this Agreement is void ab initio. Unvested Restricted Stock shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, with the written consent of the Committee, the Participant shall be permitted to transfer shares of unvested Restricted Stock to members of the Participant’s immediate family (i.e., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; provided, however, that no consideration can be paid for the transfer of the Restricted Stock and the transferee of the Restricted Stock shall be subject to all conditions applicable to the Restricted Stock (including all of the terms and conditions of this Agreement) prior to transfer.

(d) If any dividend or distribution is declared and paid in shares of Common Stock in respect of shares of Restricted Stock, such shares of Common Stock shall be subject to the same terms and conditions as the shares of Restricted Stock to which it relates. If any dividend or distribution is declared and paid in respect of shares of Restricted Stock other than in shares of Common Stock, then such dividend or distribution shall be subject to the same terms and conditions as the shares of Restricted Stock to which it relates and shall not be paid to the Participant unless and until such shares of Restricted Stock vest. The Participant shall forfeit any dividend or distribution in respect of shares of unvested Restricted Stock that are forfeited by the Participant.

(e) Shares of unvested Restricted Stock or other property (including dividends and distributions), in either case, that are forfeited by the Participant pursuant to this Agreement or the Plan shall be deemed transferred by the Participant to the Company on such date of forfeiture, and the Company shall not be required to pay any consideration therefor.

3. VESTING OF RESTRICTED STOCK. On December 31, 2010, unvested Restricted Stock, if any, shall vest in full; provided, however, that subject to the provisions of Section 4 hereof and the following sentence, no unvested Restricted Stock shall vest unless the Participant is an employee of the Company on December 31, 2010. Upon the Participant’s filing of an 83(b) Election in compliance with Section 7 hereof, a number of shares of Restricted Stock shall vest equal to the number of shares of Common Stock to be withheld by the Company pursuant to Section 6 hereof as a result of the 83(b) Election, and such vested shares shall be used for purposes of such withholding by the Company. There shall be no fractional shares, and accordingly, any calculations that would result in a fractional share shall be rounded down to the nearest whole share of Common Stock.

4. TERMINATION OF EMPLOYMENT; CHANGE IN CONTROL.

(a) For purposes of this Section 4, the terms “Cause”, “Without Cause,” “Good Reason,” “Without Good Reason” and “Disability” shall have the meanings ascribed to such terms in the Participant’s amended and restated employment agreement with Avatar Properties Inc., dated as of December 22, 2008, as amended or restated from time to time; provided, however, if the Participant is no longer employed pursuant to such employment agreement, each such term shall have the meaning ascribed to it in the employment agreement last in effect which contains such defined term.

(b) If the Participant’s employment with the Company is terminated by the Company for Cause or by the Participant Without Good Reason, the Participant shall forfeit all unvested Restricted Stock, if any, as of the date of termination of employment.

(c) If the Participant’s employment with the Company is terminated by the Company Without Cause, or is terminated by the Participant for Good Reason, all unvested Restricted Stock, if any, shall vest upon such date of termination of employment.

(d) If the Participant’s employment with the Company is terminated due to the Participant’s death or Disability, the number of shares of unvested Restricted Stock, if any, shall vest which equals the product of (x) a fraction the numerator of which is the number of completed whole months elapsed from January 1, 2005 to the date of death or Disability, as the case may be (whichever is sooner), and the denominator of which is seventy-two (72) and (y) the result of 75,000 minus the number of shares of Restricted Stock that has vested pursuant to Section 3 hereof as a result of the 83(b) Election, and any portion of the Restricted Stock then remaining unvested shall be forfeited.

(e) In the event of a Change in Control, all unvested Restricted Stock, if any, shall vest on the Change in Control Date. For purposes hereof, “Change in Control” shall mean any of the following events: (a) a person or entity or group of persons or entities, acting in concert, becomes the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities of the Company representing ninety percent (90%) or more of the combined voting power of the issued and outstanding Common Stock; (b) the Board of Directors of the Company approves any merger, consolidation or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of the event described in clause (a) above, and such transaction shall have been consummated; or (c) the Company ceases to be engaged, directly or indirectly, and does not intend to be engaged at any time in the foreseeable future, in any real estate business. The date on which a Change in Control is consummated, with respect to clauses (a) and (b), or occurs, with respect to clause (c), is herein referred to as the “Change in Control Date.”

5. EQUITABLE ADJUSTMENT. If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, in order to prevent dilution or enlargement of the Participant’s rights under this Agreement and the Plan, the Committee may, in an equitable manner, adjust the number and kind of shares that may be issued under this Agreement and make any other appropriate adjustments in the terms of the Restricted Stock and this Agreement to reflect such changes or distributions. Any additional property and rights provided to the Participant in respect of shares of unvested Restricted Stock as the result thereof shall be subject to the same terms and conditions as the shares of unvested Restricted Stock to which it relates.

6. TAXES. Any distribution of Common Stock pursuant to this Agreement shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements. In connection with any such distribution, the Company may require the Participant to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Participant to pay all or a portion of the federal, state and local withholding taxes arising in connection with the Restricted Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at the employer’s minimum statutory withholding rates applicable to the Participant.

7. SECTION 83(b) ELECTION. No later than three business days after the date hereof, the Participant shall file a statement with the Internal Revenue Service making an election under Section 83(b) of the Code and the regulations promulgated thereunder (“83(b) Election”) with respect to all of the Restricted Stock and provide a copy of such statement to the Company. Notwithstanding anything to the contrary in this Agreement, all unvested Restricted Stock shall be forfeited if the Participant fails to make a timely 83(b) Election. The Participant acknowledges that the Participant has been advised to consult with Participant’s personal tax advisor regarding the consequences of an 83(b) Election.

8. FORFEITURE OF RESTRICTED STOCK AND PROFITS. At the discretion of the Committee, all or any portion of the shares of Common Stock issued to the Participant in respect of Restricted Stock and all or any portion of the proceeds received from the sale of such shares of Common Stock shall be subject to forfeiture in accordance with the provisions of 15 U.S.C. § 7243 (Section 304 of the Sarbanes-Oxley Act of 2002), or any successor statute, as if the Participant were subject to such statute; provided, however, that the provisions of this Section 8 shall no be applicable on or after a Change in Control Date.

9. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any stock certificates representing shares of Common Stock issuable pursuant to this Agreement may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or securities association, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Common Stock to the Participant if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange or securities association, or the Participant shall not yet have complied fully with the provisions of Section 6 hereof.

10. INVESTMENT REPRESENTATIONS AND RELATED MATTERS. The Participant hereby represents that the Common Stock issuable pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof. The Participant acknowledges and agrees that any sale or distribution of shares of Common Stock issued pursuant to this Agreement may be made only pursuant to either (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement has become effective and is current with regard to the shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act that is confirmed in a favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, prior to any such sale or distribution. The Participant hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Common Stock issued pursuant to this Agreement and delivering stop transfer instructions to the Company’s stock transfer agent.

11. NO RIGHT TO CONTINUED EMPLOYMENT. This Agreement does not confer upon the Participant any right to continued employment by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the right of the Participant’s employer to terminate the Participant’s employment at any time for any reason or no reason.

12. CONSTRUCTION. The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Participant.

13. NOTICES. Any notice required or permitted under this Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, (i) to the Participant at the last address specified in Participant’s employment records, or such other address as the Participant may designate in writing to the Company, or (ii) to the Company, Avatar Holdings Inc., 201 Alhambra Circle, 12th Floor, Coral Gables, Florida 33134, Attention: Corporate Secretary, or such other address as the Company may designate in writing to the Participant.

14. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

15. GOVERNING LAW. This Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

16. INCORPORATION OF PLAN. The Plan is hereby incorporated by reference and made a part of this Agreement, and this Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time.

17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

18. MISCELLANEOUS. This Agreement cannot be modified or terminated orally. This Agreement and the Plan contain the entire agreement between the parties relating to the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

(signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AVATAR HOLDINGS INC.
By:	/s/ Gerald D. Kelfer

Name: Gerald D. Kelfer Title: Chief Executive Officer

/s/ Michael F. Levy

Michael F. Levy